Exhibit 99.1

Carpenter Technology Announces CEO Transition Plan: Brian Malloy to Succeed Tony Thene as Chief Executive Officer on July 1, 2026; Tony Thene to Continue as Executive Chairman

PHILADELPHIA – February 17, 2026 – Carpenter Technology Corporation (NYSE: CRS) (the “Company”) today announced that its Board of Directors has appointed Brian Malloy, currently President & Chief Operating Officer, to serve as Chief Executive Officer effective July 1, 2026. Tony Thene, currently Chairman and CEO, will continue as Executive Chairman of the Board, guiding strategy, maintaining key stakeholder relationships and providing Board leadership.

“Over the last decade, Carpenter Technology has realized unprecedented growth through the successful execution of our strategy. And I strongly believe that the Company is only at the beginning of its growth journey. I look forward to maintaining an active role in that journey as Executive Chairman,” said Tony Thene.

“The strength of this Company is highlighted by having such a strong internal candidate to become CEO. Brian is a proven leader with deep operational expertise and a strong track record of delivering results across our businesses. In his 10 years at Carpenter Technology, he has been an integral part of Carpenter Technology’s growth, helping set the strategic direction and executing that vision. In his time at the Company, he successfully led both commercial and operational teams, giving him a complete picture of the business.”

“I am honored to be named the next CEO of Carpenter Technology,” said Brian Malloy. “Tony’s strategic vision has reshaped Carpenter Technology by building a culture of performance, strengthening our market position, and delivering meaningful value for all stakeholders. His leadership has created a strong foundation rooted in a zero-injury mindset, operational discipline, customer partnership, and a commitment to excellence across every part of our business.”

“Continuing the same disciplined strategic vision that has fueled our growth, I look forward to leading the Company as we deliver on the critical needs of our customers in the high-value markets we serve. Together with our talented team, I am excited and committed to building on our momentum, further strengthening our leading position, and continuing to play a critical role in enabling the next generation of advanced technologies that our customers require.”

Brian Malloy has served as Chief Operating Officer since 2023. Over the last 10 years, he has also held the roles of Senior Vice President & Group President of SAO and PEP, and as Chief Commercial Officer. Before joining Carpenter Technology, Brian was Senior Vice President and Chief Strategy Officer at Ametek’s Global Precision Tubes business. Earlier in his career, he held key leadership positions at Alcoa, Inc., most recently as Vice President of Industrial Gas Turbines within the Power and Propulsion business unit (now part of Howmet Aerospace). His responsibilities spanned executive and product leadership roles across forging, investment casting, and extrusions for the aerospace, defense, and energy markets.

“The Board is proud of the strength and depth of our management team, whose leadership and commitment have been central to Carpenter Technology’s success,” said Steve Ward, Lead Independent Director. “Brian’s deep knowledge of our business and strong record of execution makes him the right leader to guide the Company forward and advance our long-term strategy. And Tony’s transition to Executive Chairman further ensures continuity and strengthens our strategic oversight.”

About Carpenter Technology

Carpenter Technology Corporation is a recognized leader in high-performance specialty alloy materials and process solutions for critical applications in the aerospace and defense, medical, transportation, energy, and industrial and consumer markets. Founded in 1889, Carpenter Technology has evolved to become a pioneer in premium specialty alloys including nickel, cobalt, and titanium and material process capabilities that solve our customers’ current and future material challenges. More information about Carpenter Technology can be found at www.carpentertechnology.com.

Investor Inquiries:	Media Inquiries:
John Huyette	Heather Beardsley
+1 610-208-2061	+1 610-208-2278
jhuyette@cartech.com	hbeardsley@cartech.com